UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  December 9, 2010

PILGRIM'S PRIDE CORPORATION
(Exact Name of registrant as specified in its charter)

Delaware	1-9273	75-1285071
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1770 Promontory Circle Greeley, CO		80634-9038
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:  (970) 506-8000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On December 9, 2010, Pilgrim’s Pride Corporation, a Delaware corporation (the “Company”), issued a press release announcing that it has priced its private offering of $500 million in aggregate principal amount of 7.875% senior unsecured notes due 2018. The $500 million aggregate principal amount of the notes is an increase from the $350 million offering amount previously announced by the Company. The notes will be issued at a price of  99.271% of the face amount in a private placement, to be conducted pursuant to Rule 144A and Regulation S under the Securities Act of 1933, as amended.

A copy of the press release is attached to this Current Report on Form 8-K and is incorporated by reference into this Item 8.01.

Item 9.01	Financial Statements and Exhibits.

(d)             Exhibits

  Exhibit
  Number                          Description

99.1	Pilgrim's Pride Corporation press release dated December 9, 2010.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PILGRIM'S PRIDE CORPORATION

Date:  December 9, 2010                                              By: /s/ Gary D. Tucker
Gary D. Tucker
Principal Financial Officer

EXHIBIT INDEX

Exhibit
Number                   Description

99.1	Pilgrim's Pride Corporation press release dated December 9, 2010.